Exhibit 15.1

Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises Gateway Building Luchthaven Nationaal 1 J 1930 Zaventem Belgium Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration No. 333-223774 on Form F-3 and Registration Statements Nos. 333-227335, 333-221808, 333-165065, 333-165566, 333-169272, 333-171231, 333-172069, 333-178664, 333-188517, 333-192806, 333-201386 and 333-208634 on Form S-8 of our reports dated 13 March 2019, relating to the 2018, 2017 and 2016 financial statements, and the effectiveness of Anheuser-Busch InBev SA/NV’s internal control over financial reporting as of 31 December 2018, appearing in this Annual Report on Form 20-F of Anheuser-Busch InBev SA/NV for the year ended 31 December 2018.

Zaventem, Belgium, 22 March 2019

/s/ Joël Brehmen

Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises CVBA/SCRL

Represented by Joël Brehmen

Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises

Burgerlijke vennootschap onder de vorm van een coöperatieve vennootschap met beperkte aansprakelijkheid /

Société civile sous forme d’une société coopérative à responsabilité limitée

Registered Office: Gateway Building, Luchthaven Nationaal 1 J, B-1930 Zaventem

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited